Exhibit 10.15
KEEPWELL AGREEMENT
This KEEPWELL AGREEMENT, dated as of February 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by and among B. RILEY FINANCIAL INC., a Delaware corporation ("B. Riley"), B. RILEY PRINCIPAL INVESTMENTS LLC, a Delaware limited liability company ("BRPI"), TIGER US HOLDINGS INC., a Delaware corporation ("Holdings"), and PNC BANK, NATIONAL ASSOCIATION ("PNC"), solely in its capacity as the as agent and as Australian Security Trustee, Hong Kong Security Trustee and U.K. Security Trustee for the Lenders and the other Secured Parties (PNC, in such capacity, the "Agent"), in connection with the entry into that certain Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement (the "Second Amendment") of even date herewith, which Second Amendment amends that certain Revolving Credit, Term Loan and Security Agreement, dated as of October 18, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Holdings, TARGUS INTERNATIONAL LLC, a Delaware limited liability company ("TI"), TARGUS US LLC, a Delaware limited liability company ("TUS"), SENA CASES LLC, a Delaware limited liability company ("Sena"), HYPER PRODUCTS INC., a Delaware corporation ("Hyper"; together with Holdings, TI, TUS and Sena, each a "U.S. Borrower" and collectively the "U.S. Borrowers"), TARGUS (CANADA) LTD., a corporation continued under the federal laws of Canada ("Canadian Borrower"), TARGUS EUROPE LIMITED, a company incorporated in England and Wales with company number 01743076 ("U.K. Borrower"), and TARGUS ASIA PACIFIC LIMITED, a private company limited by shares incorporated under the laws of Hong Kong with company number 318306 ("Hong Kong Borrower"), TARGUS AUSTRALIA PTY LTD ACN 003 527 008, a company limited by shares and incorporated under the laws of Australia ("Australian Borrower"), each other Loan Party party thereto, the Agent and the Lenders party thereto.
1.Definitions. Capitalized terms used herein, unless otherwise defined, shall have the meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:
"Capital Contribution" means a cash equity or debt contribution by B. Riley to BRPI, for the immediate contribution or on-loan by BRPI to Holdings, which, at B. Riley's discretion, shall either be (i)  in exchange for Equity Interests (other than Disqualified Equity Interests) of Holdings or (ii) loaned or advanced to Holdings in the form of unsecured Subordinated Debt of Holdings and subject to documentation, including a subordination agreement, acceptable to the Agent (it being agreed and understood that no payment in respect of any such Subordinated Debt shall be permitted until the Obligations under the Credit Agreement have been Paid in Full); provided, that, in each case, the obligation to provide a Capital Contribution from time to time to the Borrowers shall in no event exceed $25,000,000 in the aggregate.
"Capital Contribution Amount" means the necessary amount of Net Cash Proceeds contributed or loans to BRPI, for further contribution or on-lending to Holdings, for further contribution or on-lending to Borrowers, to be utilized to repay outstanding Revolving Advances, such that after giving effect to such repayment Undrawn Availability has been increased to an amount greater than $4,000,000.
"Material Adverse Effect" means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of B. Riley and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of B. Riley (taken as a whole) to perform their respective payment obligations under this Agreement, or (c) a material adverse effect on the rights and remedies of the Agent under this Agreement.
C:\Users\jxd\ND Office Echo\VAULT-XC5AKJK5\backup\Tiger - Keepwell Agreement (Amendment No. 2)(2).docx     4033.197

"Triggering Event" means that Undrawn Availability is less than $3,500,000 for any period of three consecutive days.
As used in this Agreement, the word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "include" and "including" are not limiting and the singular includes the plural.
2.Capital Contribution.
(a)    B. Riley hereby absolutely, irrevocably and unconditionally agree that, if a Triggering Event occurs and is continuing, B. Riley shall make, no later than three (3) Business Days after each such Triggering Event occurs, a Capital Contribution (which, for the avoidance of doubt, shall be further contributed or on-lend by BRPI to Holdings) in an aggregate cash amount equal to the applicable Capital Contribution Amount; provided that the aggregate Capital Contributions from time to time to Holdings shall in no event exceed $25,000,000. The proceeds of any Capital Contribution shall be contributed by Holdings to Borrowers and shall be utilized by the Borrowers to immediately repay outstanding Revolving Advances. At the election of B. Riley, Borrowers shall reduce the Revolving Commitments in an amount equal to the Capital Contribution Amount applied to repay the outstanding Revolving Advances (or such lesser amount as B. Riley and the Borrower may agree), which such reduction shall be deemed to have been made in accordance with Section 2.20 of the Credit Agreement as a voluntary reduction of the Revolving Commitments and shall be accompanied by the payment of any applicable Premium Amount in accordance with Section 3.3 of the Credit Agreement). If such Capital Contribution is made by way of a cash equity contribution, each Borrower shall issue stock certificates, as applicable, and/or mark its books and records to reflect such Capital Contribution.
(b)    B. Riley hereby acknowledges and agrees that the Agent and Lenders have expressly relied on the effectiveness of this Agreement (and in particular, B. Riley's commitments to make the Capital Contribution under any and all circumstances in accordance with the terms hereof) in entering into the Second Amendment.
3.Sources of Capital.
(a)B. Riley has available sources of capital (which include capital commitments, lines of credit and unrestricted and unencumbered cash and cash equivalents) sufficient to fund, no later than three (3) Business Days following the occurrence of any Triggering Event, Capital Contributions in an aggregate amount equal to the necessary Capital Contribution Amount(s) required under this Agreement, and will maintain such available sources of capital throughout the term of this Agreement.
(b)Upon the reasonable request of Agent from time to time, B. Riley shall promptly provide a reasonably detailed summary of its unrestricted and unencumbered cash available to make Capital Contributions under this Agreement, together with supporting documentation (such as bank statements and account screenshots) reasonably satisfactory to Agent evidencing such unrestricted and unencumbered cash amounts.
4.Representations and Warranties and Covenants. B. Riley hereby represents and warrants, solely as to itself, to the Agent, that:
(a)    B. Riley (i) is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has the power and authority and all governmental licenses, authorizations, permits, consents and approvals to execute, deliver and perform its obligations under this Agreement, to the extent party thereto, (ii) has the power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under this Agreement, and (iii) is in good standing, under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, and is in compliance with all applicable Laws, except, in each case referred to in clause (ii) or clause (iii), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)    The execution, delivery and performance by B. Riley of this Agreement, have been duly authorized by all necessary action, and do not and will not (i) contravene the terms of its Organization Documents, (ii) require any approval or consent under the terms of its Organization Documents except those obtained or made on or prior to the Second Amendment Closing Date, (iii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material contractual obligation to which it is a party or any order, injunction, writ or decree of any Governmental Body to which it or its property is subject, or (iv) violate any material applicable Law in any material respect.
(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Body is necessary or required in connection with the execution, delivery or performance by, or enforcement against, B. Riley of this Agreement except those obtained or made on or prior to the Second Amendment Closing Date.
(d)    This Agreement constitutes the legal, valid and binding obligation of B. Riley, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.
5.Existence of B. Riley. B. Riley will preserve and maintain its separate corporate existence and any rights, franchises, licenses and privileges necessary to perform and satisfy its obligations under Section 2 of this Agreement. In addition, B. Riley will not (i) dissolve, liquidate or wind up its affairs or (ii) be a party to any transaction of merger or consolidation in which B. Riley merges or consolidates with or into another Person, without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed.
6.Termination Events. This Agreement shall automatically terminate and be of no further force and effect immediately upon the earliest of (a) the date upon which Agent has received (i) delivery of Loan Parties' interim financial statements and corresponding Compliance Certificate for any fiscal quarter ending on or after September 30, 2025, in accordance with the requirements of Section 9.9 of the Credit Agreement, evidencing (A) that no Default or Event of Default has occurred and is continuing and (B) a Fixed Charge Coverage Ratio for the Loan Parties applicable trailing twelve month period of at least 1.25 to 1.00 for two consecutive fiscal quarters, and (ii) evidence that Undrawn Availability, both calculated as an average over the 30-day period ending on such date and as of such date, is greater than $20,000,000, (b) the Payment in Full of all Obligations under the Credit Agreement, (c) so long as neither B. Riley nor BRPI is in breach of this agreement at the time thereof, the occurrence an Event of Default under Section 10.7 of the Credit Agreement and (d) date upon which the aggregate amount of Capital Contributions made in accordance with this Agreement equal $25,000,000.
7.Non-Compliance. B. Riley acknowledges and agrees that the failure to comply with any agreement, covenant or other term of this Agreement (any such event, an "Obligor Event of Default") shall constitute an immediate Event of Default under the Credit Agreement that is not subject to any cure or grace period. In addition, it shall constitute an Obligor Event of Default upon the occurrence of any of the events described in Section 10.7 of the Credit Agreement with respect to B. Riley. B. Riley shall promptly notify the Agent following (and in no event later than three (3) Business Days after B. Riley becomes aware thereof) the occurrence or existence of any Obligor Event of Default or any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a Obligor Event of Default.
8.Subrogation. Unless B. Riley and BRPI fund such Capital Contribution by way of a subordinated loan or other financial accommodation, neither B. Riley and BRPI shall not have, and each of B. Riley and BRPI hereby waives, any right of subrogation with respect to any Obligations by virtue of making any Capital Contribution hereunder. In the event B. Riley and BRPI do fund such Capital Contribution by way of a subordinated loan or other financial accommodation to Holdings, each of B. Riley and BRPI hereby waives its right of subrogation with respect to the Obligations until the Payment in Full of the Obligations.
9.Actions Relating to Obligations Under Credit Agreement. This Agreement is an Other Document; provided that, for the avoidance of doubt, B. Riley shall not be considered a Guarantor or a Loan Party for purposes of the Credit Agreement or any Other Documents. B. Riley agrees that its obligations under this Agreement are independent of the Credit Agreement, and a separate action or actions may be brought and prosecuted against B. Riley whether or not an action is brought against any Borrower, any Loan Party or any other party and whether or not B. Riley, any Borrower, any Loan Party or other party shall be joined in any such action or actions, and that the obligations of B. Riley shall be unaffected by any action or omission of the Agent or any Lender. Without limiting the generally of the foregoing, the Agent and Lenders may, at any time and from time to time, without the consent of, or notice to, B. Riley, without incurring responsibility to B. Riley, without impairing or releasing the obligations of B. Riley hereunder, upon or without any terms or conditions and in whole or in part:
(a)change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter or increase any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof;
(b)take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(c)exercise or refrain from exercising any rights against any Loan Party or others or otherwise act or refrain from acting under or in connection with the Credit Agreement and the Other Documents;
(d)settle or compromise any of the Obligations, any security therefor or any liability (including any liability of any party hereto arising hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Loan Party, to creditors of such Loan Party other than the Lenders;
(e)except as otherwise expressly provided herein, apply any sums by whomever paid or however realized to any liability or liabilities of any Loan Party to the Agent or the Lenders regardless of what liability or liabilities of B. Riley or any Loan Party remain unpaid;
(f)release or substitute any one or more Loan Parties, endorsers or guarantors; and/or
(g)consent to or waive any breach of, or any act, omission or default under, any of the Credit Agreement or any Other Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Credit Agreement or any of the Other Documents or any of such other instruments or agreements;
(h)provided that the Agent and Lenders may not amend or change the terms of the Credit Agreement in a manner that would reasonably be expected to be materially adverse to B. Riley or make it more likely that B. Riley would be obligated to make a Capital Contribution under this Agreement without the consent of B. Riley.
10.Purchase Right.
(a)If (i) the Agent delivers a notice of its intent to commence any enforcement action with respect to all or a material portion of the Collateral or (ii) an Event of Default exists and the Obligations are accelerated in accordance with the terms of the Credit Agreement (each such event, a "Repayment Trigger Event"), then, in any such case, B. Riley shall have the right, but not the obligation, upon ten (10) calendar days' advance written notice from B. Riley (a "Purchase Notice") to the Agent, for the benefit of the Secured Parties, to acquire from the Secured Parties all (but not less than all) of the Obligations in accordance with this Section 10 and subject to the satisfaction of the Purchase Conditions referred to below (the date of such purchase and satisfaction of such Purchase Conditions, which shall be the date specified by B. Riley in the Purchase Notice and in any event shall not be more than ten (10) Business Days after receipt by the Agent of the Purchase Notice, is hereinafter referred to as the "Purchase Date"). The Purchase Notice, if given, shall be irrevocable. Upon receipt of such Purchase Notice, and in the absence of exigent circumstances, the Agent shall not commence any enforcement action with respect to all or a material portion of the Collateral or make further demand under this Agreement during the 10-Business Day period after receipt by the Agent of the Purchase Notice. If the Agent does not receive a Purchase Notice within the ten (10) calendar day period commencing with the occurrence of a Repayment Trigger Event, B. Riley's right to purchase the Obligations as provided herein (and, for the avoidance of doubt, any agreement of the Agent in the foregoing sentence), shall expire at the end of such period in respect of such Repayment Trigger Event. As used herein, "Purchase Conditions" means (i) the Payment in Full of all (but not less than all) of the Obligations in accordance with this Section 10, (ii) the execution and delivery of the general release of claims described in Section 10(c), and (iii) the execution and delivery of the Assignment Agreement(s) described in Section 10(e).
(b)On the Purchase Date, B. Riley shall, by wire transfer in immediately available funds to such bank account of the Agent (for the benefit of the Secured Parties) as the Agent shall have specified in writing to B. Riley, (i) pay to the Agent, for the benefit of the Secured Parties, the amount necessary for Payment in Full of all Obligations (including, without limitation, all principal and interest in respect of Loans, all fees (including, for the avoidance of doubt, any Premium Amount as would be required to be paid on account of any termination of the Revolving Commitments or Term Loans as if they had been terminated on the Purchase Date) owing under the Loan Documents, all expenses as to which the Secured Parties are entitled to reimbursement under the Loan Documents, all in the amounts reasonably determined by the Agent in accordance with the applicable Loan Documents, (ii) furnish to the Agent as cash collateral an amount equal to 103% of the aggregate maximum exposure of the Cash Management Liabilities, and (iii) furnish to the Agent as cash collateral an amount equal to 103% of the Maximum Undrawn Amount of all outstanding Letters of Credit. The amounts described in this clause (b) are hereinafter referred to, collectively, as the "Purchase Price".
(c)On the Purchase Date, B. Riley and the Borrower shall, and the Borrower shall cause the other Loan Parties to, execute and deliver to the Agent and the other Secured Parties, in form and substance reasonably satisfactory to the Agent, a general release of all claims against the Agent and the other Secured Parties by B. Riley, the Borrower and the other Loan Parties relating to the Loan Documents, the Obligations, the Collateral and the Agent's and the other Secured Parties' performance and obligations under the Loan Documents arising prior to the Purchase Date.
(d)Any purchase in accordance with this Section 10 shall, except as provided below, be expressly made without representation or warranty of any kind by the Agent or any other Secured Party as to the Obligations, the Collateral or otherwise, and without recourse to the Agent or any other Secured Party as to the Obligations, the Collateral or otherwise, except that the Agent and each other Secured Party shall, severally and not jointly, shall represent and warrant only (i) the principal amount of the Obligations being sold by it and accrued and unpaid interest on the Obligations, (ii) that such Person has not created any Lien on any Obligations being sold by it, and (iii) that such Person has the right to assign the Obligations being assigned by it and its Assignment Agreement has been duly authorized and delivered.
(e)Upon written notice to the Borrower by the Agent that the Purchase Date has occurred, the Borrower shall, and shall cause the other Loan Parties to, treat B. Riley as holder of the Obligations and a representative designated by B. Riley shall be deemed appointed to act in such capacity as agent (the "Replacement Agent") under the Credit Agreement and the Other Documents for all purposes hereunder and under the Credit Agreement and each Other Document (it being agreed that the Agent shall have no obligation to act as such replacement "agent" (or in any analogous capacity)). In connection with any purchase of Obligations in accordance with this Section 10, the Agent and each other Secured Party shall (i) enter into and deliver to B. Riley on the Purchase Date, as a condition to the occurrence of the Purchase Date, a customary assignment agreement (which shall be based on Exhibit 16.3 to the Credit Agreement or otherwise be in form and substance reasonably satisfactory to the Agent) (the "Assignment Agreement"), and (ii) promptly (but in any event within five (5) Business Days) following written notice to the Borrower by the Agent that the Purchase Date has occurred, deliver all possessory collateral (if any), together with any necessary endorsements and other documents, then in its possession, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it then has control, as the case may be, to the Replacement Agent, and deliver the Register, if applicable, and all other material records pertaining to the Obligations to the Replacement Agent and otherwise take such actions as are reasonably necessary to effect an orderly transition to the Replacement Agent, in each case at the sole cost and expense of the Loan Parties; provided, that the Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable law, expose the Agent or any other Secured Party to liability or create any obligation or entail any adverse consequence other than the assignment of any Lien held by the Agent pursuant to the Loan Documents without recourse or warranty. Upon written notice to the Borrower by the Agent that the Purchase Date has occurred, the Agent shall be deemed to have resigned as "agent" for the Secured Parties under the Loan Documents; provided, that the Agent shall be entitled to all of the rights and benefits of a former "agent" under the Credit Agreement. Without limiting the foregoing, notwithstanding the purchase of the Obligations in accordance with this Section 10, the Agent and the other Secured Parties shall retain the rights to indemnification and payment of expenses from the Loan Parties (each as provided in Section 16.5 of the Credit Agreement) and other obligations of the Loan Parties under the Loan Documents which by their express terms would survive any repayment of the Obligations.
(f)Except as expressly provided in Section 10(b), B. Riley's obligations set forth herein (including, without limitation, pursuant to Section 2 hereof) shall not be delayed, affected, or otherwise modified by the occurrence of a Repayment Trigger Event.
(g)The Borrower hereby consents to the assignment of the Obligations to B. Riley in accordance with this Section 10 notwithstanding anything in the Credit Agreement (including, without limitation, Section 16.3 thereof) to the contrary.
11.Waivers. The obligations of B. Riley under and pursuant to the terms of this Agreement shall be absolute and unconditional and shall be performed regardless of (a) whether the Agent or any Lender shall have exercised any of its rights or remedies under the Credit Agreement or any Other Document, (b) the validity, legality or enforceability of the Credit Agreement or any Other Document or of any of the Advances or other Obligations or of any security therefor, (c) the occurrence of any Default or Event of Default, (d) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of the Credit Agreement or any Other Document or any of the rights of the Agent and/or any Lender as against any Loan Party, (e) the merger or consolidation of any Loan Party into or with any other Person or any sale or transfer by any Loan Party of all or any part of its property, (e) the commencement or pendency of any voluntary or involuntary bankruptcy case, other insolvency proceeding or other liquidation proceeding, dissolution or winding-up of any Loan Party (each, a "Proceeding") or (f) any other circumstance whatsoever (with or without notice to or knowledge of B. Riley), including, without limitation, any circumstance which may or might in any manner or to any extent vary the risk of B. Riley, or might otherwise constitute a legal or equitable discharge of, or defense available to, a surety or guarantor (other than Payment in Full of the Obligations), it being the parties' purpose and intent that the respective obligations of B. Riley under this Agreement shall be absolute and unconditional under any and all circumstances, and shall not thereafter be discharged except by payment and performance as provided in this Agreement. B. Riley agrees not to deduct from or set-off against any amounts that may be owing by any of them hereunder, any claims that it may now or hereafter have against any Loan Party, the Agent, any Lender or any other Person. B. Riley acknowledges and agrees that upon any breach by B. Riley of any of its obligations under this Agreement, none of the non-breaching parties hereto will have any adequate remedy at law, and accordingly each such non-breaching party shall be entitled to specific performance and other appropriate injunctive and equitable relief against the breaching party, and accordingly, B. Riley hereby irrevocably waives any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against any breaching party for specific performance of this Agreement by any non-breaching party. Further, B. Riley hereby irrevocably agrees that notwithstanding anything to the contrary in any Debtor Relief Laws, this Agreement shall be fully enforceable in any insolvency proceeding and that this Agreement (regardless of whether this Agreement is deemed to be an executory contract within the meaning of the Bankruptcy Code) may be assumed by Holdings or the Borrowers, without the consent of B. Riley. Without limiting the generality of the foregoing, B. Riley waives any rights, defenses or benefits it may possess under Sections 365(c)(2) and 365(e)(2) or any other provision of the Bankruptcy Code that would, directly or indirectly, prevent or restrict Holdings or the Borrowers (or any trustee of Holdings or each Borrower's estate) from assuming this Agreement (regardless of whether this Agreement is deemed to be an executory contract within the meaning of the Bankruptcy Code) without the consent of B. Riley or any other Loan Party or from otherwise enforcing the terms of this Agreement. In no event shall the Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Loan Party or any other Person or any Collateral pledged to secure the Obligations before seeking satisfaction B. Riley under this Agreement, and the Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Obligations.
12.Costs of Enforcement. B. Riley, Holdings and each Borrower hereby jointly and severally agree to pay all out-of-pocket costs and expenses (including, without limitation, in each case, reasonable and documented out-of-pocket attorney fees) of the Agent in connection with the enforcement of this Agreement. Borrowers hereby agree to pay all out-of-pocket costs and expenses of the Agent in connection with any amendment, waiver or consent relating hereto in accordance with Section 16.9 of the Credit Agreement.
13.Miscellaneous.
(a)    All notices, requests and demands to or upon any party hereunder shall be effected in the manner provided for in Section 16.6 of the Credit Agreement.
(b)    The provisions of Sections 12.3 and 16.1 of the Credit Agreement are hereby incorporated hereby by reference, mutatis mutandis, as if specifically set forth herein.
(c)    No purported amendment or modification of this Agreement, or waiver, discharge or termination of this Agreement, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by B. Riley, Holdings and the Agent. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on this Agreement. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Agreement represents the entire agreement about this subject matter and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement.
(d)    This Agreement shall be binding upon B. Riley, the Borrowers, Holdings and their respective successors and assigns (including, without limitation, any of those entities as debtors-in-possession, or any trustee or any other representative of any of their bankruptcy estates) and shall inure to the benefit of Holdings, the Borrowers, the Agent (on behalf of itself and the Lenders) and their respective successors and assigns. None of B. Riley, Holdings or the Borrowers may assign any of their respective rights or obligations hereunder without the prior written consent of the Agent. This Agreement is not being made for the benefit of any persons other than those identified above, and no person other than those identified above shall have any rights hereunder.

(e)    This Agreement and the transactions contemplated hereby shall be subject to the confidentiality restrictions of Section 16.15 of the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

B. RILEY FINANCIAL INC.

                        By:    _/s/Bryant Riley__________________________
Name:     Bryant Riley
Title:    Chairman & Co-CEO

By:    _/s/Phil Ahn___________________________
Name:     Phil Ahn
Title:    CFO

Address for Notices:

B. Riley Financial, Inc.
11100 Santa Monica Blvd, Suite 800
Los Angeles, CA 90025
Attention: Alan Forman
Email: aforman@brileyfin.com

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Ari B. Blaut
Email: blauta@sullcrom.com

Signature Page to Keepwell Agreement

TIGER US HOLDINGS INC.,
as Holdings and as Borrowing Agent (on behalf of all Borrowers)

                        By:    _/s/ Mikel Howard Williams________
Name:     Mikel Howard Williams
Title:    Director

Signature Page to Keepwell Agreement

AGENT

PNC BANK, NATIONAL ASSOCIATIONS

By:    /s/Timothy Canon_______________
Name:     ___ Timothy Canon _______________
Title:    ___Vice President___

Signature Page to Keepwell Agreement